SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is dated as of April 30, 2005 and is made by and between, Marks Paneth & Shron, LLP (“MPS”) and 360 Global Company, Inc. (formerly known as Knightsbridge Fine Wines, Inc. and referred to herein as “360”)

WHEREAS, MPS was formerly engaged as the independent auditor of 360 from June 5, 2003 until August 20, 2004;

WHEREAS, MPS has submitted invoices for past services to 360 in the amount of $274,931 for professional services rendered to 360 in its role as independent auditor since June 5, 2003;

WHEREAS, 360 has disputed certain elements of MPS’s invoices, including the total amount claimed by MPS as due and payable;

WHEREAS, in order to avoid further expense, costs, and time to litigate the dispute between the parties, the MPS and 360 have reached a full and final settlement of all disputes between MPS and 360; and

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between MPS and 360 as follows:

1.

360 shall pay MPS the total sum of One Hundred and Fifty Thousand Dollars ($150,000) following receipt of the executed copy of this agreement by 360, as follows:

(i)

Twenty Thousand Dollars ($20,000) (the “Down Payment”) immediately upon execution of this Agreement;

(ii)

The balance of One  Hundred and Thirty Thousand Dollars ($130,000) in  accordance with the terms of that certain secured promissory note (the “Note”) attached hereto as Exhibit A, an executed copy of which shall be delivered with the Down Payment set forth above.

Such payment (the Down Payment and the Note are referred to herein collectively as the “Settlement Payment”) to be made by check payable to “Hofheimer Gartlir & Gross, LLP, as Attorney for Marks Paneth & Shron, LLP” and, together with the executed original of this Agreement and the Note, sent to Gerald H. Morganstern, Hofheimer Gartlir & Gross, LLP, 530 5th Avenue, 9th Floor, New York, New York, 10036.

2.

(a)

Upon receipt of the Settlement Payment, MPS for itself, its successors, assigns, agents, employees, former employees, and attorneys hereby releases, acquits and forever discharges 360, their agents, attorneys, employees or former employees and successors.  This release is a general release and, except for claims for breach of this Agreement or the Note, covers all claims, which were or could have been brought by MPS against 360, including any and all statutory and tort based claims.

(b)

Upon receipt of the Settlement Payment, MPS shall render its (i) consent to 360 for the use of the financial statements for the fiscal year ended December 31, 2003, as audited by MPS, including but not limited to its audit opinion rendered pursuant to such audit, for use 360’s filings required by the Securities Act of 1933, the Securities Exchange of 1934 and any filings required by any exchange or market on which its common stock is listed or traded; and (ii) turn over any work papers or other documents reasonably requested by 360’s current independent auditors, necessary for completion of 360’s Form 10-KSB for the fiscal year ended

December 31, 2004.   The requirements of section 2(b)(ii) shall be continuing so long as 360 is not in default on its obligations under this Agreement or the Note.

3.

Upon receipt of the consent of MPS referenced in section 2(b)(i), 360 for itself, its successors, assigns, agents, employees, former employees, and attorneys hereby releases, acquits and forever discharges MPS, their agents, attorneys, employees or former employees and successors.  This release is a general release and, except for claims for breach of this Agreement, covers all claims, which were or could have been brought by 360 against MPS, including any and all statutory and tort based claims.

4.

The parties warrant and represent that no other person or entity has any interest in the matters released herein, and that neither of them has assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.

5.

The parties understand and agree that this Agreement, including the facts and circumstances underlying the claims, shall forever be deemed confidential between the parties to this Agreement.  Except as required under the statutes, rules or regulations of any federal or state government, government agency, court of competent jurisdiction or securities industry self regulatory organization, of which either of the parties is a member, the parties shall not disclose or divulge to others the following: the facts and circumstances underlying or concerning any claims raised by MPS; and the terms or substance of this Agreement.  Notwithstanding the foregoing, 360 shall be permitted to disclose the terms of this Agreement in its filings pursuant to the Securities Act of 1933 and Securities Exchange Act of 1934, to the extent required by such laws and the regulations promulgated thereunder.

6.

Any non-disclosure provision in this agreement does not prohibit or restrict the parties (or their attorneys) from responding to any inquiry about this Agreement or its underlying facts by the Securities and Exchange Commission, the NASD, or any other self-regulatory organization.

7.

All parties acknowledge and represent that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; (g) the consideration received by them has been actual and adequate; and (h) the parties signing below have the authority to execute this Agreement on behalf of the respective parties.

8.

This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges ands warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

9.

This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

10.

Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

11.

This Agreement may be executed in counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

12.

This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of New York and the laws of the United States of America. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the United States District Court for the Southern District of New York located in New York County, New York, New York. Each party consents and submits to the jurisdiction and venue of the foregoing court and consents that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of New York or the Southern District of New York (but such consent shall not be deemed a general consent to jurisdiction and service for any third parties) by registered mail, return receipt requested, directed to the parties at their respective addresses provided in or pursuant to the Purchase Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court. 360 hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement.

13.

All notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested, (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee, or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery.  Notices are deemed delivered when actually delivered to the address for notices as follows:

To MPS:

Marks Paneth & Shron, LLP

622 Third Avenue

Seventh Floor

New York, NY 10017

Attn: Steven Brass

With copies that will not constitute notice to:

Gerald Morganstern, Esq.

Hofheimer Gartlir & Gross, LLP

530 5th Avenue, 9th Floor

New York, NY 10036

To 360:

360 Global Company, Inc.

One Kirkland Ranch Road

Napa, CA 94558

With copies that will not constitute notice to:

Louis Taubman, Esq.

Law Offices of Louis E. Taubman, P.C.

225 Broadway, Suite 1200

New York, NY 10007

Any party may by written notice as set forth herein change the address or telephone/fax numbers to which notices or other communications to it are to be delivered or mailed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

360 Global Company, Inc.

By: Joel Shapiro, CEO

_______________________________

Marks Paneth & Shron, LLP

By:____________________________,

Managing Partner

Exhibit A

Secured Promissory Note